AMENDMENT TO THE LICENSE AGREEMENT
between
UNIVERSITY OF IOWA RESEARCH FOUNDATION
and
MEDICAL 21, INC.

This amendment (hereinafter "Amendment") having an Effective Date of September 23, 2021, (hereinafter the "Amendment Effective Date") is made and entered into by and between the University of Iowa Research Foundation (hereinafter "UIRF") a nonprofit corporation organized and existing under the laws of Iowa, with an address at 2660 University Capitol Centre, 200 S. Capitol St., Iowa City, IA 52242, and Medical 21, Inc. (hereinafter " Assignee") having offices at 15050 23rd Avenue North, Suite 15070, Plymouth, Minnesota 55447. This Amendment serves as a modification to the License Agreement having an effective date of January 19, 2016 between UIRF and Assignee (hereinafter "Agreement"), and hereby incorporates herein the contents thereof.

WHEREAS, Assignee wishes to acquire ownership of the PATENT RIGHTS;

WHEREAS, Licensee wishes to pay royalties to UIRF on sales of coronary vascular graft products and other products and services described in the PATENT RIGHTS; and

WHEREAS, UIRF wishes to assign ownership of the PATENT RIGHTS to Assignee in accordance with the terms of this Amendment.

NOW, THEREFORE, in consideration of the foregoing premises, the parties agree as follows:

1. Definition 1.1, PATENT RIGHTS, is deleted in its entirety and replaced with the following:

> PATENT RIGHTS shall mean patents and patent applications listed in Appendix A attached to this Agreement and made part thereof.

2. Appendix A is deleted in its entirety and replaced with the Appendix A attached to this Amendment.

3. Definition 1.2, LICENSED PRODUCTS, is deleted in its entirety and replaced with the following:

> LICENSED PRODUCTS shall mean PATENT LICENSED PRODUCTS and NON-PATENT LICENSED PRODUCTS.
>
> (a) PATENTED LICENSED PRODUCT shall mean any product that: (i) is claimed in a pending patent application or in an issued and unexpired patent in the PATENT RIGHTS, and/or (ii) is made by, uses, incorporates, is used by or results from a process that is claimed in a pending patent application or in an issued and unexpired patent in the PATENT RIGHTS.

(b) UNPATENTED LICENSED PRODUCT shall mean a product that is not a PATENTED LICENSED PRODUCT but that: (i) had been covered by a claim in a patent application in the PATENT RIGHTS that was pending as of the Amendment Effective Date or a claim in a patent in the PATENT RIGHTS that was issued and unexpired as of the Amendment Effective Date; (ii) is made by, uses, incorporates, is used by or results from a process that had been covered by a claim in a patent application in the PATENT RIGHTS that was pending as of the Amendment Effective Date or a claim in a patent in the PATENT RIGHTS that was issued and unexpired as of the Amendment Effective Date; and/or (iii) is a coronary artery bypass graft developed, or contributed to at least in part by Assignee prior to any sale or transfer of a majority of voting stock of Assignee or substantially all of the assets of Assignee to a third party ("CABG Product"), not to include any product, other than a CABG Product, manufactured, sold, offered for sale, or distributed by any third party.

4. Definition 1.3, LICENSED PROCESSES, is deleted in its entirety and replaced with the following:

LICENSED PROCESSES shall mean PATENT LICENSED PROCESSES and NON-PATENT LICENSED PROCESSES.

(a) PATENTED LICENSED PROCESS shall mean any process that is claimed in a pending patent application or in an issued and unexpired patent in the PATENT RIGHTS.

(b) UNPATENTED LICENSED PROCESS shall mean a process that is not a PATENTED LICENSED PROCESS but that had been covered by a claim in a patent application in the PATENT RIGHTS that was pending as of the Amendment Effective Date or a claim in a patent in the PATENT RIGHTS that was issued and unexpired as of the Amendment Effective Date.

5. Insert the words "and LICENSED PROCESSES" after the words "LICENSED PRODUCTS" in Definition 1.4, NET SALES.

6. Definition 1.6, FIELD, is deleted.

7. A new definition, ROYALTY TERM, is added as Definition 1.6:

ROYALTY TERM for a PATENTED LICENSED PRODUCT or PATENTED LICENSED PROCESS shall mean the period from the effective date of the Agreement to the date of the last to expire of the PATENT RIGHTS covering such LICENSED PRODUCT or LICENSED PROCESS. ROYALTY TERM for an UNPATENTED LICENSED PRODUCT or UNPATENTED LICENSED PROCESS shall mean the period from the effective date of the Agreement to fifteen (15) years from the Amendment Effective Date.

8. All occurrences of "Licensee" shall be replaced with "Assignee".

9. All occurrences of "sublicenses", "sublicensee", "sublicensees", and "sublicensing" shall be replaced with "licenses", "licensee", "licensees", and "licensing".

10. Article II, GRANT, is deleted in its entirety and replaced with the following:

ARTICLE II – ASSIGNMENT

2.1 UIRF hereby sells, assigns, and transfers to Assignee, subject to the terms and conditions hereof, its entire right, title and interest in and to the PATENT RIGHTS. UIRF shall promptly execute the assignment documents attached to this Agreement as Appendix B.

2.2 The granting of this Assignment is subject to the following conditions:

(a) Assignee hereby grants to UIRF, UI, Inventors, and future not-for-profit employers of Inventors, a fully-paid-up, royalty-free, perpetual, irrevocable non-exclusive license to make and to use for educational, research, and patient care and treatment purposes only, the subject matter described and claimed in PATENT RIGHTS. Assignee hereby grants a fully-paid-up, royalty-free, perpetual, irrevocable non-exclusive licenses to make and use and subject matter covered by PATENT RIGHTS to not-for-profit organizations and government entities for internal research and scholarly purposes only. The licenses under this section 2.2(a) are exempt from the requirements that this Agreement imposes on other licensees of Assignee.

(b) Assignee shall pay all future costs connected with the commercial development of the LICENSED PRODUCTS, including but not limited to the costs of complying with applicable governmental testing, approvals and regulations.

(c) Assignee shall use reasonable efforts to effect introduction of LICENSED PRODUCTS into the commercial market as soon as practicable, consistent with sound and reasonable business practices and judgment; thereafter, until the expiration of the ROYALTY TERM, Assignee shall endeavor to keep LICENSED PRODUCTS reasonably available to the public.

(d) All licenses granted by Assignee hereunder (except for those licenses granted under 2.2(a)) shall include a requirement that the licensee use its best efforts to bring the subject matter of the licenses into commercial use as quickly as is reasonably possible and shall bind the licensee to meet Assignee's obligations to UIRF under this Agreement and a copy of this Agreement shall be attached to such license agreements. Royalties charged for licenses by Assignee shall not be in excess of normal trade practice. Copies of all license agreements shall be provided to UIRF.

11. A new Appendix B, Assignment Documents, as attached to this Amendment, is included in the Agreement.

12. Section 3.2 is deleted in its entirety and replaced with the following:

(a) Assignee shall pay directly to UIRF within thirty (30) days after the end of each calendar quarter, during the ROYALTY TERM, a royalty of [redacted] of the NET SALES of all PATENTED LICENSED PRODUCTS and PATENTED LICENSED PROCESSES [redacted] and a royalty of one and [redacted] of the NET SALES of all UNPATENTED LICENSED PRODUCTS and UNPATENTED LICENSED PROCESSES sold by Licensee and its AFFILIATES or licensees. In the case of licenses, Assignee shall also pay to UIRF fifteen percent (15%) of non-royalty license income (e.g., license issue fees, license maintenance fees, etc.)

(b) On sales between Assignee and its AFFILIATES or licensees for resale, the royalty shall be paid on the resale.

13. Sections 3.3, 3.4, and 3.5 are deleted in their entirety.

14. Article VI, FILING, PROSECUTION AND MAINTENANCE OF PATENTS is deleted in its entirety and replaced with the following:

ARTICLE VI – FILING, PROSECUTION AND MAINTENANCE OF PATENTS

6.1 As of the Amendment Effective Date, Assignee shall be solely responsible for the preparation, filing, prosecution and maintenance of the PATENT RIGHTS at its expense. Assignee shall provide UIRF with copies of all documents associated with the foregoing.

6.2 Assignee shall be under no obligation to maintain any or all of the PATENT RIGHTS. Assignee shall promptly notify UIRF of its intention to abandon any PATENT RIGHTS.

6.3 Assignee shall reimburse UIRF for all expenses (if any) incurred by UIRF for the PATENT RIGHTS after the Amendment Effective Date.

15. Article VIII, INFRINGEMENT, and Article IX, TERMINATION OF AGREEMENT are deleted in their entirety.

16. Section 10.1 is deleted in its entirety and replaced with the following:

If Assignee merges into, consolidates with, or transfers substantially all of its assets to any third party, the successor surviving entity in any such merger, consolidation, transfer or reorganization must assume all of the obligations of this Agreement. The Assignee must notify UIRF within thirty (30) days from the assignment or transfer, and a written acceptance of the obligation from the successor must be provided to the UIRF within thirty (30) days after the assignment or transfer.

17. The words, "As of the effective date of the Agreement" are inserted at the beginning of Section 11.2.

18. Section 13.1(a) is deleted in its entirety and replaced with:

(a) For the **UIRF**:

Executive Director
University of Iowa Research Foundation
Attn: UIRF Agreement Number 2016-0143-1
2660 University Capitol Centre
Iowa City, IA 52242-5500

IN WITNESS WHEREOF, each of the parties have caused this Amendment Agreement to be executed by its duly authorized representative.

Signed September 23, 2021

The University of Iowa Research Foundation

By: ______________________

Name: Marie C. Kerbeshian, PhD

Title: Assistant Vice President and Executive Director

Signed September 23, 2021

Medical 21, Inc.

By: ______________________

Name: Manuel Villafaña, PhD

Title: Chairman/CEO

APPENDIX A

PATENT RIGHTS

UIRF Case No.	Country	Title	Filing Date **Grant Date**	Application No. **Patent No.**
2016-053	U.S.	Methods of Producing Biocellulosic Membranes	12/11/2015	62/266,405
	PCT	Methods of Producing Biosynthetic Bacterial Cellulose Membranes	12/12/2016	PCT/US16/66173
	U.S.		**3/23/2021**	16/061,151 **10,954,540**
	Europe			16874051.2
	Australia		**7/16/2021**	2016366783 **2016366783**
2011-057	U.S.	Vascular Prosthetic Assemblies	2/10/2012	61/597,330
	PCT		2/8/2013	PCT/US13/025287
	U.S.		8/6/2014	14/377,086
	U.S.		2/11/2020	16/787,291
2006-089	U.S.	Cellulose Based Heart Valve Prosthesis	2/22/2008	61/030,935
	U.S.		2/23/2009 **9/13/2011**	12/391,249 **8,017,396**
	U.S.	Implantable Cardiovascular Device Monitoring System	3/2/2016	62/302,561
	U.S.	Implantable Vascular Device Monitoring System	2/27/2018	62/464,096

APPENDIX B
ASSIGNMENT

WHEREAS, as of **[[Month Day, 2021]]** (EFFECTIVE DATE), the **University of Iowa Research Foundation**, a non-profit organization having a place of business at 2660 University Capitol Centre, 200 S. Capitol St., Iowa City, IA 52242, USA (ASSIGNOR) possesses the right, title and interest for and in:

☐ US Provisional Patent Application No. [[application no.]]; filed [[Month Day, 20xx]];

☐ Int'l Patent Application No. [[application no.]]; filed [[Month Day, 20xx]];

☐ US Patent Application No. [[application no.]]; filed [[Month Day, 20xx]];

☐ US Patent No. [[patent no.]]; issued [[Month Day, 20xx]].

WHEREAS, **Medical 21**, (ASSIGNEE) is desirous of acquiring ASSIGNOR'S entire right, title and interest in and to the **[[recite the application number and type]]**, including the right to claim priority to the **[[recite the application number and type]]**, in all U.S. patent applications directly or indirectly claiming priority to the same, including divisionals, equivalent continuations, and claims in continuations-in-part applications that are entitled to the priority filing date of any of the above-referenced US patents or applications, as well as foreign equivalents of same, and all patents issuing there from, including reissues and re-examinations, (the RIGHTS), subject to the reservations of rights set forth below;

NOW, ASSIGNOR acknowledges receipt and adequacy of good and valuable consideration, the receipt of which is hereby acknowledged, and in exchange for this Assignment, ASSIGNOR hereby sells, assigns, transfers and conveys to ASSIGNEE, its successors and assigns, ASSIGNOR'S entire right, title and interest in and to the aforesaid RIGHTS, except that ASSIGNOR reserves a perpetual and royalty free right for the University of Iowa to practice under the RIGHTS for educational, research, and patient care and treatment purposes and for other non-profit organizations to practice under the RIGHTS for educational and research purposes.

AND, the aforesaid Assignment includes the right to sue, counterclaim, and recover for past, present and future infringement of the rights assigned or to be assigned under this Assignment, as fully and entirely as the same would have been held and enjoyed by ASSIGNOR if this Assignment had not been made.

AND, ASSIGNOR hereby authorizes and requests the appropriate governmental officials to issue any and all such United States or foreign Letters Patent under said RIGHTS to ASSIGNEE.

AND, nothing herein shall be construed as an Assignment of any rights of ASSIGNOR or the University of Iowa, other than the RIGHTS. ASSIGNEE acknowledges that in order to maintain the RIGHTS ASSIGNEE further acknowledges that the Assignment of the RIGHTS provided hereunder does not include Assignment of improvement inventions, related inventions, or other intellectual property or proprietary information that has been or is made by the inventors or others at the University of Iowa.

AND, nothing herein shall be construed as (i) a warranty or representation by ASSIGNOR as to the validity or scope of any RIGHTS, (ii) a warranty or representation that anything made, used, imported, developed, promoted, offered for sale, sold or otherwise disposed of under the RIGHTS does not or will not infringe patents, trade secrets or other proprietary rights of third parties; (iii) a representation or warranty of operability or that development of a commercial product is possible; (iv) any other representations or warranties, either express or implied, unless specified herein; (v) directly or indirectly operating or applying as a waiver of sovereign immunity by the State of Iowa; or (vi) imposing any obligation or any liability on any party contrary to the laws of the State of Iowa. ALL RIGHTS ARE ASSIGNED HEREUNDER "AS IS." ASSIGNOR DISCLAIMS AND MAKES NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE RIGHTS.

IN WITNESS WHEREOF, ASSIGNOR executed this Assignment at
___________________________________ this ____ day of ______________, 2021.

(City, State or Country if outside US)

____

Marie C. Kerbeshian

Assistant Vice President and Executive Director

University of Iowa Research Foundation

for ASSIGNOR

IN WITNESS WHEREOF, ASSIGNEE acknowledged receipt of this Assignment at
___________________________________ this ____ day of ______________, 2021.

(City, State or Country if outside US)

____

[insert name]

Representative for ASSIGNEE